UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2023

KKR Real Estate Finance Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38082	47-2009094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hudson Yards,	Suite 7500
New York,	New York	10001
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 750-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KREF	New York Stock Exchange
6.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	KREF PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02    Results of Operations and Financial Condition.

On February 7, 2023, KKR Real Estate Finance Trust Inc. (the “Company”) issued an earnings release and supplemental financial information announcing its financial results for the year and quarter ended December 31, 2022. The earnings release and supplemental financial information are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, hereto and are incorporated herein by reference.

The information in Item 2.02 of this Current Report, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), unless it is specifically incorporated by reference therein.

Item 5.02 Departure of Directors or Certain Officers.

On February 1, 2023, Todd A. Fisher informed the Company of his decision to resign from the Board of Directors of the Company (the “Board”), effective immediately, to accept a position with the federal government. The Board thanked Mr. Fisher for his dedicated service to the Company since its inception, and for his thoughtful guidance in steering the Company through a period of tremendous growth. Mr. Fisher’s notice to resign is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Events.

On February 3, 2023, the Company’s Board authorized an increase to the Company’s share repurchase program. Under the program, as increased by the Board, the Company may repurchase up to an aggregate of $100.0 million of its common stock, inclusive of any amounts remaining under its existing repurchase authorization, effective as of February 3, 2023, of which up to $50.0 million may be repurchased under a pre-set trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act, and provide for repurchases of common stock when the market price per share is below book value per share (calculated in accordance with U.S. GAAP) as of end of the most recent quarterly period for which financial statements are available), and the remaining $50.0 million may be used for repurchases in the open market, pursuant to pre-set trading plans meeting the requirements of Rule 10b5-1 under the Exchange Act, in privately negotiated transactions or otherwise. The timing, manner, price and amount of any common stock repurchases will be determined by the Company in its discretion and will depend on a variety of factors, including legal requirements, price, liquidity and economic considerations, and market conditions. The program does not require the Company to repurchase any specific number of shares of common stock. The program does not have an expiration date and may be suspended, modified or discontinued at any time.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Earnings Release dated February 7, 2023
99.2	Supplemental Financial Information for the year ended December 31, 2022
104	Cover Page Interactive Data File, formatted in Inline XBRL (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR Real Estate Finance Trust Inc.

By:	/s/ Vincent J. Napolitano
Name: Vincent J. Napolitano
Title: General Counsel and Secretary

Date: February 7, 2023